UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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APELLIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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APELLIS PHARMACEUTICALS, INC.

100 Fifth Avenue

Waltham, Massachusetts 02451

(617) 977-5700

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2020

Dear Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders, or the Annual Meeting, of Apellis Pharmaceuticals, Inc. To support the health and well-being of our stockholders, employees and directors in light of the recent novel coronavirus (COVID-19) outbreak, the meeting is scheduled to be held via the Internet at https://www.proxydocs.com/APLS on Monday, June 1, 2020 at 10:00 a.m., Eastern time.

Only stockholders who owned shares of our common stock at the close of business on April 13, 2020 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of two Class III directors to hold office until the 2023 annual meeting of stockholders;

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	Approval of an advisory vote on executive compensation; and

4.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of thereof.

As noted above, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions before the virtual meeting by visiting https://www.proxydocs.com/APLS.

In order to attend the meeting online and vote your shares electronically during the meeting, you must register in advance at https://www.proxydocs.com/APLS prior to the deadline of May 28, 2020 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions. Further information about how to attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at https://www.proxydocs.com/APLS. As outlined in the attached proxy statement, the board of directors recommends that you vote in favor of each director nominee in proposal one and in favor of proposals two and three.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials via the Internet under the “notice and access” rules of the Securities and Exchange Commission. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2019, or the 2019

Annual Report. We plan to mail the Notice on or about April 22, 2020, and the Notice contains instructions on how to access our proxy materials over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2019 Annual Report, and a form of proxy card.

Stockholders of record at the close of business on April 13, 2020, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. A complete list of registered stockholders will be available to stockholders of record during the annual meeting at https://www.proxydocs.com/APLS. Whether or not you expect to attend the Annual Meeting, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares on the Internet by visiting https://www.proxypush.com/APLS, by telephone by calling 866-362-4346 and following the recorded instructions or by completing, signing, dating, and returning a proxy card. Your vote is important regardless of the number of shares you own. If you mail your proxy card or vote by telephone or the Internet and then decide vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

/s/ Cedric Francois
Cedric Francois President and Chief Executive Officer

Waltham, Massachusetts

April 22, 2020

APELLIS PHARMACEUTICALS, INC.

PROXY STATEMENT

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTORS	7

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	12

CORPORATE GOVERNANCE	14

EXECUTIVE AND DIRECTOR COMPENSATION	20

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION	41

TRANSACTIONS WITH RELATED PERSONS	42

PRINCIPAL STOCKHOLDERS	45

DELINQUENT SECTION 16(A) REPORTS	47

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	48

HOUSEHOLDING	49

STOCKHOLDER PROPOSALS FOR OUR 2020 ANNUAL MEETING	49

OTHER MATTERS	50

100 Fifth Avenue

Waltham, Massachusetts 02451

(617) 977-5700

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Apellis Pharmaceuticals, Inc., or the Annual Meeting, to be held on Monday, June 1, 2020 at 10:00 a.m., Eastern time. To support the health and well-being of our stockholders, employees and directors in light of the recent novel coronavirus (“COVID-19”) outbreak, the meeting will be held via the Internet at https://www.proxydocs.com/APLS. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included below.

The board of directors of Apellis is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Apellis,” “the Company,” “we,” “us,” “our” and similar terms refer to Apellis Pharmaceuticals, Inc.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2019, or the 2019 Annual Report. We plan to send the Notice on or about April 22, 2020. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 1, 2020:

This proxy statement and our 2019 Annual Report are

available for viewing, printing and downloading at https://www.proxydocs.com/APLS.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Apellis Pharmaceuticals, Inc. 100 Fifth Avenue, Waltham, Massachusetts 02451. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	to elect two Class III directors to hold office until the 2023 annual meeting of stockholders;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	to approve an advisory vote on executive compensation; and

4.	to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first three items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of two Class III directors, each to hold office until the 2023 annual meeting of stockholders;

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

FOR the approval of the advisory vote on executive compensation.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2019 Annual Report, are available for viewing, printing and downloading on the Internet at https://www.proxydocs.com/APLS.

Why is the 2020 Annual Meeting a virtual, online meeting?

To support the health and well-being of our stockholders, employees and directors in light of the recent COVID-19 outbreak, our Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to the COVID-19 outbreak, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to safely participate from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We intend to return to holding an in-person annual meeting for our 2021 annual meeting of stockholders.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting and you may not attend in person. In order to attend the meeting online, you must register in advance at https://www.proxydocs.com/APLS prior to the deadline of May 28, 2020 at 5:00 p.m., Eastern Time. You may attend the Annual Meeting online by following the instructions you receive once registration is complete. The meeting will start at 10:00 a.m., Eastern Time, on June 1, 2020.

Online registration will begin at 5:00 p.m., Eastern Time on April 22, 2020, and you should allow ample time for the online registration.

Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email

You may log on to the virtual meeting starting one hour before it begins. If you encounter any difficulties accessing the virtual meeting during check-in or at the time of the virtual meeting, please contact technical support, whose contact information will be included in the email containing the unique link granting access into the meeting. There will be technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:00 a.m., Eastern Time, on June 1, 2020.

Are there other things I should know if I intend to attend the virtual Annual Meeting?

Please note that you can only access the virtual Annual Meeting via your unique link to the Annual Meeting that will be emailed to you at 9:00 a.m., Eastern Time, on June 1, 2020 if registration was properly submitted prior to the deadline of May 28, 2020 at 5:00 p.m., Eastern Time.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 13, 2020, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 13, 2020, there were 75,499,251 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice and in the section titled “How to Vote” on page 4 of this proxy statement.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to comply with the rules of the SEC that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending our stockholders and beneficial owners a copy of the Notice instead of paper copies of this proxy statement, our proxy card, and our 2019 Annual Report. We plan to send the Notice on or about April 22, 2020. Detailed instructions on how to access these materials via the Internet may be found in the Notice. This proxy statement and our 2019 Annual Report are available for viewing, printing and downloading on the Internet at https://www.proxydocs.com/APLS.

The Notice also identifies the date and time of the virtual Annual Meeting; instructions on how to attend the Annual Meeting online; the matters to be acted upon at the Annual Meeting and our board of directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2019, and a form of proxy relating to the Annual Meeting; and information on how to access and vote the form of proxy.

How to Vote

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or online at the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below.

•

By Telephone. You may transmit your proxy over the phone by calling 866-362-4346 and following the instructions provided in the Notice and on the proxy card. You will need to have your Notice or proxy card in hand when you call.

•

Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet prior to the Annual Meeting by following the instructions provided in the Notice and on the proxy card. If you vote over the Internet prior to the Annual Meeting, you will need to have your Notice or proxy card in hand when you access the website. The website is available at https://www.proxypush.com/apls.

•	By Mail. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

•

Via the Internet during the Annual Meeting. You may vote your shares online while virtually attending the Annual Meeting by visiting https://www.proxydocs.com/APLS. In order to vote during the virtual meeting, you must register in advance at https://www.proxydocs.com/APLS prior to the deadline of May 28, 2020 at 5:00 p.m. Eastern Time. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

Stockholders that own stock in “street name” must demonstrate proof of beneficial ownership to virtually attend the meeting and must obtain a legal proxy from their bank, broker or other nominee to vote at the meeting.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available up until 5:00 p.m. Eastern time on May 31, 2020, and mailed proxy cards must be received by 5:00 p.m. Eastern time on May 31, 2020 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice contains instructions on how to vote via the Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot online at the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person, by means of remote communication or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes will count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The election of directors (Proposal No. 1) is a matter considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 2) is a matter considered discretionary under applicable rules. A broker or other nominee generally may exercise discretionary authority and vote on discretionary matters. If brokers and other nominees exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal No. 2.

Approval of the advisory vote on executive compensation (Proposal No. 3) is a matter considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 3.

Votes Required

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1). The affirmative vote of the holders of a majority of the votes cast will be required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2); and approval of the advisory vote on executive compensation (Proposal 3).

Abstentions and broker non-votes will not be counted as votes cast or voted on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on any of these proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast virtually at the Annual Meeting or by proxy by mail, via the Internet prior to the Annual Meeting or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures prior to Annual Meeting described in the “How to Vote” section above;

•	by voting online at the meeting as described in the “How to Vote” section above; or

•	by filing a written revocation with our corporate Secretary before the Annual Meeting.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other organization holding your account. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Virtually attending the Annual Meeting, without voting online during the Annual Meeting, will not revoke your prior Internet vote, telephone vote or proxy submitted by mail, as the case may be.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

How do I submit a question at the Annual Meeting?

If you wish to submit a question during the Annual Meeting, you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration at https://www.proxydocs.com/APLS, type your question into the “Ask a Question” field, and click “Submit”. Our virtual meeting will be governed by our Rules of Conduct which will be posted at https://www.proxydocs.com/APLS in advance of the meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF TWO CLASS III DIRECTORS

Board of Directors

Our board of directors currently consists of six members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Paul Fonteyne and Stephanie Monaghan O’Brien, and their terms expire at the annual meeting of stockholders to be held in 2021;

•	the Class II directors are A. Sinclair Dunlop and Alec Machiels, and their terms expire at the annual meeting of stockholders to be held in 2022; and

•	the Class III directors are Gerald Chan and Cedric Francois, and their terms expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Gerald Chan and Cedric Francois for election as the Class III directors at the Annual Meeting. Each of Dr. Chan and Dr. Francois is presently a director and has indicated a willingness to continue to serve as director, if elected. If either Dr. Chan or Dr. Francois becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

Class III Director Nominees

Biographical information as of March 31, 2020, including principal occupation and business experience during the last five years, for our nominees for election as Class III directors at our Annual Meeting is set forth below.

Age
Gerald Chan, D.Sc. has served as a member of our board of directors and as Chairman since July 2013. Dr. Chan co-founded Morningside Venture Investments, Ltd., or Morningside, a private investment group with venture, private equity and property investments, in 1986. He chairs the strategic advisory board of the Morningside Center for Innovative and Affordable Medicine at Emory University. He has served as a member of Scientific Advisory Committee of Brigham and Women’s Hospital since 2018, the Global Advisory Council of Harvard University since 2012 and the Dean’s Board of Advisors of the Harvard T.H. Chan School of Public Health since 2011. He has served as trustee of Scripps Research Institute since 2016. Dr. Chan serves on the board of directors of Stealth BioTherapeutics Corp. and Hang Lung Group Limited. He previously chaired the Innovation Advisory Committee of Wellcome Trust from 2016 until 2020 and served as a director of Aduro Biotech Inc. from 2014 to 2018. Dr. Chan received his B.S. and M.S. degrees in engineering from the University of California, Los Angeles, and his Master’s degree in medical radiological physics and Doctor of Science degree in radiation biology from Harvard University. He did his post-doctoral training at the Dana-Farber Cancer Institute. Dr. Chan was elected to membership in the American Academy of Arts and Sciences in 2017. We believe that Dr. Chan is qualified to serve on our board of directors because of his extensive experience in life science investments and serving on boards of directors.	69

Age
Cedric Francois, M.D., Ph.D. is a co-founder of our company and has served as a member of our board of directors and as our President and Chief Executive Officer since our inception. Prior to co-founding our company, Dr. Francois co-founded Potentia Pharmaceuticals, Inc., or Potentia, a private biotechnology company, the assets of which we purchased in September 2015. Dr. Francois serves on the board of directors of Liberate Medical, Inc., a private medical device company, and, until July 2019, served on the board of directors of Revon Systems, Inc., or Revon, a private healthcare software company which he cofounded. Dr. Francois served as President and Chief Executive Officer of Potentia from 2001 to 2018. Dr. Francois received his M.D. from the University of Leuven in Belgium and his Ph.D. in physiology from the University of Louisville. Following postgraduate training in pediatric and transplant surgery, Dr. Francois was a member of the research team that performed the first successful hand transplantation and of the Louisville Face Transplant Team, whose work supported hand transplantation in Lyon, France. We believe that Dr. Francois is qualified to serve on our board of directors because of his expertise and extensive leadership experience in immunology and immune system-mediated diseases and his extensive knowledge of our company based on his role as co-founder and Chief Executive Officer.	47

The proxies will be voted in favor of Dr. Chan and Dr. Francois unless a contrary specification is made in the proxy.

The board of directors recommends voting “FOR” the election of Gerald Chan and Cedric Francois as the Class III directors for a three-year term ending at the annual meeting of stockholders to be held in 2023.

Directors Continuing in Office

Biographical information as of March 31, 2020, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class I Directors (Term Expires at 2021 Annual Meeting)

Age
Paul Fonteyne has served as a member of our board of directors since April 2020. Mr. Fonteyne spent the 15 years before his retirement in January 2019 in a number of senior executive roles with Boehringer Ingelheim, including Chairman of Boehringer Ingelheim USA Corporation from March 2018 to January 2019, President and Chief Executive Officer of Boehringer Ingelheim USA Corporation from November 2011 to March 2018, President of Boehringer Ingelheim Animal Health USA from March 2018 to January 2019 and Corporate Senior Vice President, Prescription Medicines Marketing, of Boehringer Ingelheim GmbH from 2009 to 2011. Prior to this time, Mr. Fonteyne held commercial leadership roles at Merck and Co. Inc. for nine years and Abbott Laboratories for eight years. Mr. Fonteyne serves on a number of boards, including AMAG Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, Ypsomed AG, a publicly traded medical technology company and ResTORbio, Inc., a publicly traded clinical stage biopharmaceutical company. He was previously a member of the board of PhRMA, the industry association for the pharmaceutical industry. Since April 2019, he has been an Executive-in-Residence at Canaan Partners, a venture capital firm dedicated to early stage investing in health care and technology. Mr. Fonteyne holds an M.S. in Chemical Engineering from the University of Brussels (Belgium) and an M.B.A. from Carnegie Mellon University. We believe Mr. Fonteyne is qualified to serve on our board of directors based on his extensive experience leading large commercial organizations in the pharmaceutical industry.	58

Age
Stephanie Monaghan O’Brien has served as a member of our board of directors since July 2013. Ms. O’Brien has been a member of the investment team at Morningside since 1997. She has served as a director of Aduro Biotech Inc. since 2011, and as a director of numerous private nonclinical and clinical-stage companies developing drugs across a broad spectrum of therapeutic focus, including oncology and immunotherapy, and has extensive experience providing operational and management oversight to venture-backed technology companies. Prior to joining Morningside, Ms. O’Brien spent nine years as a corporate lawyer with Hale and Dorr in its Boston and Washington, D.C. offices, working primarily on public offerings, venture capital finances and start-up companies. She previously worked at Chase Manhattan Bank, working in international portfolio analysis. She received her A.B., cum laude, from Harvard College and her J.D. from New York University School of Law. We believe that Ms. O’Brien is qualified to serve on our board of directors because of her strong background working with biotechnology companies and her extensive experience serving on the boards of both public and private companies.	61

Class II Directors (Term Expires at 2022 Annual Meeting)

Age
A. Sinclair Dunlop has served as a member of our board of directors since March 2010. Mr. Dunlop is a co-founder of venture capital fund Epidarex Capital and has served as its Managing Partner since July 2010. Since 2005, Mr. Dunlop has served as the Managing Partner of venture capital fund Masa Life Science Ventures, LP. Mr. Dunlop currently serves on the board of directors of several private companies. Mr. Dunlop received his M.B.A. from Columbia Business School where he was the R.C. Kopf British-American Fellow in international business. He also received an M.A. with Honors in political economy from the University of Glasgow and an M.A. in international relations from the Maxwell School of Citizenship and Public Affairs at Syracuse University. We believe that Mr. Dunlop is qualified to serve on our board of directors because of his extensive investment and business experience.	48

Alec Machiels is a co-founder of our company and has served as a member of our board of directors since September 2009. He currently serves as the Founding Managing Partner of CoLift, LLC, which he founded in September 2019. From May 2006 until June 2019, Mr. Machiels served as a Partner at Pegasus Capital Advisors, L.P., a private equity firm that he joined in 2002. Mr. Machiels co-founded Potentia and served as its Chief Executive Officer from 2001 to 2002. Mr. Machiels previously served on the board of directors of several private companies, including Revon, which he cofounded. He started his career as a financial analyst in the Financial Services Group at Goldman Sachs International in London and in the Private Equity Group at Goldman, Sachs & Co. in New York from July 1996 until June 1999. Mr. Machiels received an M.B.A. from Harvard Business School in 2001. Mr. Machiels also received a license in law from KU Leuven Law School in Belgium and a masters in international economics from Konstanz University in Germany. We believe that Mr. Machiels is qualified to serve on our board of directors because of his strong background in financial management and investment in businesses and his experience serving on the boards of both public and private companies.	47

Executive Officers Who Are Not Directors

Biographical information as of March 31, 2020 for our executive officers who are not directors is listed below.

Age
Victoria Brown has served as Senior Vice President, Program Team Lead – Systemic Chronic since April 2020, having previously served as our Vice President, Head of Global Commercial Strategy from February 2019 until April 2020. Prior to joining our company, from December 2009 to January 2019, Ms. Brown held a variety of executive roles at Biogen Inc, or Biogen, including Senior Director, Portfolio and Pipeline Brand Lead from August 2017 to January 2019, Director, US Brand Lead from September 2015 to July 2017, and Director, Global Brand Lead, from September 2014 to September 2015. Before Biogen, Ms. Brown spent 10 years at Janssen Pharmaceuticals holding numerous leadership positions with increasing levels of scope and responsibility. Ms. Brown has a B.S. (Hons) in health sciences from the University of Aberdeen.	41

Pascal Deschatelets, Ph.D., is a co-founder of our company and has served as our Chief Operating Officer since our inception in 2009. Dr. Deschatelets also co-founded Potentia and served as its Chief Operating Officer from 2001 to September 2016 and is a cofounder of Revon. Dr. Deschatelets received his Ph.D. in organic chemistry from the University of Montreal and his post-doctoral training in the laboratory of Dr. George Whitesides at Harvard University.	50

Timothy Sullivan has served as our Chief Financial Officer and Treasurer since October 2017. From January 2014 to October 2017, Mr. Sullivan served as Partner at Solasta Ventures (formerly known as AJU IB Investment), a venture capital firm, at which he led the firm’s investments in life sciences companies. Prior to joining Solasta Ventures, from December 2011 to January 2014, Mr. Sullivan was Managing Director, Head of Life Sciences at RBS Citizens. Mr. Sullivan was an observer on our board of directors from November 2014 until October 2017. Mr. Sullivan has previously served as a director of G1 Therapeutics, Inc. and Molecular Templates, Inc. Mr. Sullivan received his M.B.A. from the Columbia Business School and his B.A. in Biology from Harvard University.	49

Federico Grossi, M.D., Ph.D. has served as our Chief Medical Officer since April 2019, having served as our Executive Vice President of Clinical Development from October 2017 until April 2019, our Vice President of Clinical Development from October 2014 to October 2017 and as our Clinical Research Director from April 2010 to June 2012. Dr. Grossi served as Executive Vice President of Potentia from October 2013 to September 2014, and as Clinical Research Director of Potentia from 2006 to April 2010. From June 2012 to October 2014, Dr. Grossi worked as an independent early stage clinical research consultant. Dr. Grossi received his M.D. from the University of Córdoba in Argentina and his Ph.D. in physiology from the University of Louisville. Following his post-graduate training in surgery, where he developed his expertise in microsurgery and composite tissue transplantation, Dr. Grossi joined the Plastic Surgery Research Laboratory at the University of Louisville.	45

Nicole Perry has served as our Vice President of Finance since April 2015. From April 2015 to June 2015, Ms. Perry also served as Vice President of Finance at Revon. From August 2000 to April 2015, Ms. Perry worked as an independent consultant providing services to clients primarily in the areas of financial reporting, internal control compliance and as a liaison with external accountants, bankers and legal counsel. Prior to having her consulting practice, Ms. Perry worked in the audit practices of PricewaterhouseCoopers and Deloitte. Ms. Perry is a Certified Public Accountant and received her B.B.A. in accounting, with distinction, from the University of Oklahoma.	55

Age
Lukas Scheibler, Ph.D. has served as our Chief Innovation Officer since April 2019, having previously served as our Executive Vice President of Research and Translational Medicine from April 2018 until April 2019. From August 2015 to December 2017, Dr. Scheibler served as head of research and development and executive vice president at Acucela Inc., a biopharmaceutical company. From June 2008 until July 2015, he served in leadership roles in research and development at Alcon Laboratories, Inc., a subsidiary of Novartis AG focused on eye care products, including as vice president, head of ideation and technology evaluation center from October 2013 to July 2015 and as vice president, global head clinical trial management from October 2011 to October 2013. Dr. Scheibler received M.Sc. in chemistry from the University of Basel in Switzerland, a Ph.D. in chemistry from the University of Lausanne in Switzerland and completed his post-doctoral training at Harvard Medical School.	49

Adam Townsend has served as our Chief Commercial Officer since November 2018. From March 2010 to October 2018 he served in a variety of leadership roles at Biogen, including as Senior Vice President of Corporate Development from March 2018 to October 2018, as Senior Vice President, Specialty Medicines and Rare Disease Group from April 2017 to March 2018, as Vice President, Asset Executive for Spinraza from May 2016 to April 2017, Vice President – Account Executive for Hemophilia from November 2015 to May 2016, and Vice President Global Marketing – Head of Multiple Sclerosis from July 2013 to November 2015. Mr. Townsend received his medical biochemistry degree from Royal Holloway, University of London.	43

David Watson has served as our General Counsel since January 2014. From January 2014 to June 2015, Mr. Watson also served as general counsel and executive vice president of Revon. From 2006 to December 2013, Mr. Watson was a member at the law firm Frost Brown Todd LLC. Mr. Watson received his B.A. from Harvard College, his J.D. from Vanderbilt Law School and his M.A. in mathematics from the University of Kentucky.	47

The principal occupation and employment during the past five years of each of our directors and executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or executive officers and any other person or persons pursuant to which he or she was or is to be selected as a director or executive officer.

There are no material legal proceedings to which any of our directors or executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The audit committee appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020. A representative of Deloitte is expected to attend the Annual Meeting online and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholder approval is not required to appoint Deloitte as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte. If the selection of Deloitte is ratified, the audit committee, in its discretion, may still direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

Independent Registered Public Accountants, Fees and Other Matters

At a meeting held on April 8, 2019, the audit committee dismissed Ernst & Young LLP, or E&Y, as our independent registered public accounting firm and appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The reports of E&Y on our financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The reports of E&Y for the fiscal years ended December 31, 2018 and 2017 included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through April 8, 2019, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through April 8, 2019, neither we, nor anyone on our behalf, consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us by Deloitte that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We incurred the following fees from E&Y for the audit of our consolidated financial statements and for other services provided during the years ended December 31, 2019 and 2018. After April 8, 2019, no services were provided to us by E&Y.

Fee Category	2019	2018
Audit fees(1)	$416,982	$1,031,788
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$416,982	$1,031,788

(1)

“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, our follow-on public offerings in April 2018 and March 2019 and our September 2019 convertible notes offering and other professional services provided in connection with regulatory filings or engagements.

We incurred the following fees from Deloitte for the audit of our consolidated financial statements and for other services provided during the years ended December 31, 2019 and 2018. During our 2018 fiscal year, no services were provided to us by Deloitte.

Fee Category	2019	2018
Audit fees(1)	$285,597	$
Audit-related fees	—		—
Tax fees	116,997		—
All other fees	—		—

Total fees	$402,594		$—

(1)

“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, the September 2019 convertible notes offering and other professional services provided in connection with regulatory filings or engagements.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described above in “Proposal No. 1—Election of Class III Directors.”

The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2021 Annual Meeting.”

Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Applicable rules of the Nasdaq Stock Market LLC, or Nasdaq, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1 under the Exchange Act, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2020, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Cedric Francois, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Francois is not deemed to be an independent director under these rules because he is our President and Chief Executive Officer.

There are no family relationships among any of our directors or executive officers, other than Drs. Francois and Grossi, who are brothers-in-law.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the audit committee, compensation committee and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee and the nominating and corporate governance committee is posted on the “Corporate Governance” page of the “Investors & Media” section of our website, which is located at www.apellis.com.

Audit Committee

The members of our audit committee are Alec Machiels, A. Sinclair Dunlop and Stephanie Monaghan O’Brien, and Mr. Machiels is the chair of the audit committee. Our audit committee met eight times during 2019. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	overseeing our compliance with statutes, regulations and policies regarding interactions with physicians, payors and patients;

•	overseeing our risk assessment and risk management policies;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. Machiels is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations

Compensation Committee

The members of our compensation committee are Stephanie Monaghan O’Brien and Alec Machiels, and Ms. O’Brien is the chair of the compensation committee. Our compensation committee met thirteen times during 2019. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing the evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation and management succession planning;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure report; and

•	preparing the compensation committee report.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

During 2019, the members of our compensation committee were Ms. O’Brien and Mr. Machiels. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is, or ever has been, an officer or employee of our company.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Gerald Chan, A. Sinclair Dunlop and Stephanie Monaghan O’Brien, and Dr. Chan is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee met once during 2019. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board of directors with respect to our board leadership structure and board committee structure;

•	making recommendations to our board of directors with respect to accepting director resignations;

•	developing and recommending corporate governance guidelines to our board of directors; and

•	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met fourteen times during 2019. During 2019, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served during the periods that such person served.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. Each of our directors attended the 2019 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the “Corporate Governance” page of the “Investors & Media” section of our website, which is located at www.apellis.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:

•	the principal responsibility of our board of directors is to oversee our management;

•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors; and

•	our nominating and corporate governance committee will oversee periodic self-evaluations of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is available on the “Corporate Governance” page of the “Investors & Media” section of our website, which is located at www.apellis.com.

Board Leadership Structure and Oversight of Risk

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chair of our board of directors is independent within the meaning of the Nasdaq listing rules.

We currently separate the roles of chief executive officer and chair of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chairman of the board from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chairman of the board runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019. Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Apellis Pharmaceuticals, Inc.

100 Fifth Avenue

Waltham, Massachusetts 02451

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 1-866-278-5991 and a secure web form available at https://www.whistleblowerservices.com/apls.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers in 2019. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

Our compensation committee is responsible for overseeing the total compensation of our senior management team, which is comprised of our executive officers and certain other officers. In this capacity, our compensation committee designs, implements, reviews and approves all compensation for our Chief Executive Officer and our senior officers. This section discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers, and all material factors relevant to an analysis of these policies and decisions. Our named executive officers for the fiscal year ended on December 31, 2019, were:

•	Cedric Francois, our Chief Executive Officer and Principal Executive Officer;

•	Timothy Sullivan, our Chief Financial Officer and Principal Financial Officer;

•	Pascal Deschatelets, our Chief Operating Officer;

•	Lucia Celona, our former Chief People Officer; and

•	Thomas Lackner, Senior Vice President, Head of Europe.

Executive Summary and Company Background

We are a clinical-stage biopharmaceutical company focused on the development of novel therapeutic compounds to treat disease through the inhibition of the complement system, which is an integral component of the immune system, at the level of C3, the central protein in the complement cascade. We believe that this approach can result in broad inhibition of the principal pathways of the complement system and has the potential to effectively control a broad array of complement-dependent autoimmune and inflammatory diseases.

During 2019, we made significant progress in the development of our product candidates and the achievement of our business goals, including the following achievements:

•	Advanced scalable and validated manufacturing process;

•	Built adequate drug product inventory;

•	Delivered on the organizational growth plan;

•	Capitalized our company to support our clinical and commercial development;

•	Continued advancement of development programs in paroxysmal nocturnal hemoglobinuria, geographic atrophy in age-related macular degeneration, cold agglutinin disease and C3 glomerulopathy; and

•	Completed enabling work for initial clinical testing in a new program in 2020.

Compensation Objectives and Philosophy

Our compensation program is designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation program is intended to reward the achievement of specified pre-determined quantitative and qualitative individual and corporate performance goals and objectives and to align the interests of our executive officers with those of our stockholders in order to attain our ultimate objective of increasing stockholder value. The goal of our compensation committee is to ensure that our compensation program is aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

Key elements of our compensation program include the following:

Compensation Element	Purpose	Features
Base salary	To attract and retain highly skilled executives.	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.

Annual cash incentive program	To promote and reward the achievement of key short-term strategic and business goals of the company as well as individual performance; to motivate and attract executives.	Variable component of pay based on annual quantitative and qualitative company and individual goals.

Equity incentive compensation	To encourage executives and other employees to focus on long-term company performance; to promote retention; to reward outstanding company and individual performance.	Typically subject to multi-year vesting based
on continued service and primarily in the form
of stock options and restricted stock units, the
value of which depends on the performance of
our common stock price, in order to align
employee interests with those of our
stockholders over the longer-term.

In addition to our direct compensation elements, the following features of our compensation program are designed to align the compensation of our executive officers with stockholder interests and with market best practices:

What We Do	What We Don’t Do

✓  Maintain an industry-specific peer group for benchmarking pay

✓  Target pay based on market norms

✓  Deliver executive compensation primarily through equity and performance-based pay

✓  Set challenging short-term incentive program goals

✓  Offer market-competitive benefits for executives that are consistent with the rest of our employees

✓  Consult with an independent compensation advisor on compensation levels and practices

×   Allow hedging or pledging of equity

×   Re-price stock options

×   Provide excessive perquisites

×   Provide supplemental executive retirement plans

×   Provide tax gross-up payments for any change-of-control payments

Our compensation committee developed our compensation program and makes decisions regarding our compensation program with the assistance of Radford Consulting, or Radford, a compensation consulting firm engaged by our compensation committee. For 2019, our compensation committee engaged Radford as its independent compensation consultant, to advise on executive compensation matters including, overall compensation program design, peer group development and updates, and benchmarking of executive officer and director compensation programs. As part of its services, Radford provides the compensation committee with publicly available compensation data from a peer group of similarly situated publicly traded companies in the biopharmaceuticals and biotechnology industries and subscription survey data. Radford reports directly to our compensation committee.

In addition to its services to the compensation committee described above, in 2019, Radford provided compensation consulting services to our management with respect to the compensation of non-officer employees within and outside the United States and with respect to our director compensation program. The decision to engage Radford for advice and services not related to executive and director compensation was made by management. Our compensation committee has assessed the independence of Radford consistent with Nasdaq listing standards and has concluded that the engagement of Radford does not raise any conflict of interest.

Defining and Comparing Compensation to Market Benchmarks

In 2019 our compensation committee evaluated information from publicly traded companies in the biopharmaceutical and biotechnology industries, using survey data provided by Radford in February 2019, to make decisions with respect to the compensation of our named executive officers. Due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. Accordingly, in 2019, our compensation committee generally targeted compensation for our executive officers as follows:

•	base salaries at approximately the 50th percentile of the salaries in the 2019 survey data;

•	annual target cash incentive award opportunities at approximately the 50th percentile of the 2019 survey data;

•	total annual equity incentive awards at the 50th percentile of the 2019 survey data, provided in the form of stock options; and

•	total target compensation for our executive officers at the 50th percentile of total target compensation in the 2019 survey data.

However, in making compensation decisions, our compensation committee considered other criteria, including market factors, the experience level of the executive, corporate performance, the performance of the executive and other factors described below.

For purposes of compensation for 2019, in February 2019, our compensation committee, with the advice of Radford, selected a peer group of similarly situated companies and made compensation decisions based on publicly available compensation data from the peer group and subscription summary data, which were provided by Radford. Our compensation committee selected the peer companies based on a balance of the following criteria:

•	companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;

•	companies with similar executive positions to ours;

•	companies against which we believe we compete for executive talent; and

•	public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our peer group for 2019, as approved by our compensation committee, was comprised of the following 17 companies:

Aimmune Therapeutics	Esperion Therapeutics	Revance Therapeutics
Akebia Therapeutics	Global Blood Therapeutics	Voyager Therapeutics
Alder BioPharmaceuticals	GlycoMimetics	Zogenix
AnaptysBio	MyoKardia
Atara Biotherapeutics	Ra Pharmaceuticals
Deciphera Pharmaceuticals	Reata
Epizyme	REGENXBIO

For purposes of compensation for 2020, in November 2019, our compensation committee, with the advice of Radford, selected a peer group based on the same criteria and made compensation decisions based on publicly available compensation data from the peer group and subscription summary data, which were provided by Radford. Based on these criteria, our peer group for 2020, as approved by our compensation committee, is comprised of the following 19 companies:

ACADIA Pharmaceuticals	Epizyme	Reata Pharmaceuticals
Acceleron Pharma	Esperion Therapeutics	Revance Therapeutics
Aimmune Therapeutics	Global Blood Therapeutics	Sage Therapeutics
Akebia Therapeutics	MyoKardia	Sarepta Therapeutics
Atara Biotherapeutics	PTC Therapeutics	Ultragenyx Pharmaceuticals
Blueprint Medicines	Radius Health	Zogenix
Deciphera Pharmaceuticals

Annual Compensation Review

Our compensation committee reviews the recommendations of management and approves the annual compensation of our executive officers and employees, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the compensation committee may also consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels, based on market benchmarks, and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Chief Executive Officer makes recommendations for the annual compensation of such executives based on market data, and the performance of the individual. In the case of the Chief Executive Officer, the compensation committee evaluates his performance. In all cases, the compensation committee evaluates and approves the annual compensation of each of the executives, including the Chief Executive Officer. For all executives as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company- and industry-wide compensation levels and recommendations of Radford, including analyses of executive compensation paid at other companies identified by Radford.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our named executive officers and to compensate them for services rendered during the year. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. Our compensation committee typically determines the base salary for each executive based on the executive’s responsibilities, experience and, if applicable, the base salary level of the executive prior to joining us. In addition, our compensation committee reviews and considers the level of base salary paid by companies in our peer group or in survey data for similar positions. Any changes in base salary made as part of the annual review are typically made effective at the beginning of the year.

Base Salary for Our Named Executive Officers in 2019

In February 2019, our compensation committee approved merit increases in base salary for each of our executive officers serving at that time, based upon our performance in 2018, each executive officer’s achievement of individual objectives and a comparison with survey data and the base salaries of similar executive officers in our 2019 peer group. The table below sets forth the base salaries for each of our named executive officers in 2018 and 2019:

Named Executive Officer	2018 Salary ($)	2019 Salary ($)	Percentage Increase
Cedric Francois	555,000	571,000	2.9%
Tim Sullivan	380,000	394,000	3.7%
Pascal Deschatelets	400,000	412,000	3.0%
Lucia Celona(1)	—	325,000	—
Thomas Lackner(2)	—	444,353	—

(1)

Ms. Celona joined the company in July 2019, and her base salary was set at her time of hire based on a comparison with our peer group and survey data regarding the salaries of heads of human resources of publicly traded companies in the biopharmaceutical and biotechnology industries. Ms. Celona resigned as our chief people officer in March 2020.

(2)

Mr. Lackner joined the company in January 2019, and his base salary was set at his time of hire based on a comparison with our peer group and survey data regarding the salaries of general managers and heads of the European region of publicly traded companies in the biopharmaceutical and biotechnology industries. Mr. Lackner’s base salary for 2019 was 430,000 Swiss Francs, which has been converted to U.S. dollars for disclosure purposes using an average of noon buying rate in New York City for cable transfers as certified by the Federal Reserve Bank of New York for customs purposes for the year ended 2019. The exchange rate used is: $1.00 = 0.9677 CHF.

Base Salary for Our Named Executive Officers in 2020

In February 2020, our compensation committee approved merit increases in base salary for each of our executive officers serving at that time, based upon our performance in 2019, each executive officer’s professional growth and achievement of individual objectives and a comparison with survey data and the base salaries of similar executive officers in our 2020 peer group. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers:

Named Executive Officer	2019 Salary ($)	2020 Salary ($)	Percentage Increase
Cedric Francois	571,000	625,000	9.5%
Tim Sullivan	394,000	435,000	10.4%
Pascal Deschatelets	412,000	425,000	3.2%
Lucia Celona(1)	325,000	325,000	0%
Thomas Lackner(2)	444,353	455,461	2.5%

(1)	Ms. Celona resigned as our chief people officer in March 2020.
(2)

Mr. Lackner’s base salary for 2020 is 440,750 Swiss Francs, which has been converted to U.S. dollars for disclosure purposes using an average of noon buying rate in New York City for cable transfers as certified by the Federal Reserve Bank of New York for customs purposes for the year ended 2019. The exchange rate used is: $1.00 = 0.9677 CHF.

Annual Cash Incentive Program

Our cash incentive award under the 2019 annual cash incentive program as a percentage of the named executive officer’s annual base salary in 2019, the target cash incentive award opportunity in dollars for 2019 and the actual cash incentive award payments to our named executive officers for 2019 performance, which were paid in February 2020, as well as the actual 2019 cash incentive award payment as a percentage of each officer’s 2019 target cash incentive award opportunity are discussed below.

Named Executive Officer	2019 Target (%)	2019 Target ($)	Actual Bonus for 2019		Ratio (%)
Cedric Francois	55%	314,050	427,893		136.25%
Timothy Sullivan	40%	157,600	214,730		136.25%
Pascal Deschatelets	45%	185,400	252,608		136.25%
Lucia Celona	35%	50,798	69,212	(1)	136.25%
Thomas Lackner	35%	144,019	225,660	(2)	156.69%

(1)	Ms. Celona’s target cash incentive award amount was pro-rated to 45%, based on her period of service during 2019.
(2)

Mr. Lackner’s target cash incentive award amount was pro-rated to 93%, based on his period of service during 2019. Mr. Lackner’s bonus for 2019 was 218,371 Swiss Francs, which has been converted to U.S. dollars for disclosure purposes using an average of noon buying rate in New York City for cable transfers as certified by the Federal Reserve Bank of New York for customs purposes for the year ended 2019. The exchange rate used is: $1.00 = 0.9677 CHF.

Under our 2019 annual cash incentive program, cash incentive awards were determined by multiplying the target cash incentive award for each executive officer by a corporate performance factor established by our compensation committee based on our performance as measured against our corporate goals. Mr. Lackner was also eligible for an individual performance bonus modifier in addition to the corporate performance factor. Our compensation committee has the discretion to adjust the size of individual awards upward or downward based on individual performance but did not do so with respect to the 2019 cash incentive awards for Dr. Francois, Mr. Sullivan, Dr. Deschatelets or Ms. Celona. The compensation committee sets the target cash incentive award opportunity at the beginning of the year, based primarily on data provided by Radford.

During the last quarter of each year, our senior management team evaluates our company performance. Based on this evaluation, our Chief Executive Officer recommends to our compensation committee any cash awards under our annual cash incentive program. Our compensation committee then carefully reviews overall corporate performance and evaluates achievement of corporate goals.

During the fourth quarter of 2019 and the first quarter of 2020, our compensation committee met with our Chief Executive Officer as part of its annual compensation review and discussed our corporate performance in 2019 and the Chief Executive Officer’s recommendations for cash incentive awards for each of our executive officers other than the CEO. As part of its evaluation of our corporate performance, the committee noted that our overall corporate performance, including the results of PEGASUS study, substantially exceeded expectations in 2019 and that we made significant progress on the corporate goals described above.

Based on our overall performance during 2019, our compensation committee recommended, and our board approved, a corporate performance factor of 136.25%. On that basis, our compensation committee granted cash incentive awards to each of Dr. Francois, Dr. Deschatelets, Mr. Sullivan and Ms. Celona equal to 136.25% of their target cash incentive award for 2019. Based on the corporate performance factor and Mr. Lackner’s individual performance bonus modifier, the size of his individual award was adjusted upward and he was granted a cash incentive award equal to 156.69% of his target cash incentive award for 2019.

Equity Awards

Our equity awards program is designed to:

•	reward demonstrated leadership and performance;

•	align our executive officers’ interests with those of our stockholders;

•	retain our executive officers through the term of the awards;

•	maintain competitive levels of executive compensation; and

•	motivate our executive officers for outstanding future performance.

The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

Historically, our equity awards have generally taken the form of stock options. In 2020 we introduced restricted stock units as part of our equity award program, consistent with the competitive market for talent in our industry and reflective of the growth of the company. Each restricted stock unit represents the right to receive one share of common stock upon vesting. We typically make equity award grants to each of our executive officers upon commencement of employment, annually in conjunction with our review of executive compensation, in connection with a promotion, or as a special incentive.

All equity awards to our executive officers are approved by our compensation committee and, other than equity awards to new hires, are typically granted by our compensation committee in the first quarter of the year. The size of equity awards vary among our executive officers based on their positions and annual performance assessments. All stock options granted to our executive officers have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not realize any value from his or her options unless our share price increases above the exercise price on the date of grant. Accordingly, this portion of our executive officers’ compensation is at risk and is directly aligned with stockholder value creation.

In addition, equity grants to our executive officers typically vest over four years, which we believe provides an incentive to our executive officers to add value over the long-term and to remain with our company. Typically, the stock options we grant to our executive officers have a ten-year term and vest as to 25% of the shares on the first anniversary of their grant date and then in equal monthly installments thereafter until the fourth anniversary of such date. Vesting of option grants to employees ceases upon termination of employment and exercise rights typically cease three months following termination of employment, except in the case of death or disability, for grants made under our 2017 stock incentive plan, or our 2017 Plan, and one year following termination of employment for grants made under our 2010 equity incentive plan, or our 2010 Plan. Prior to the exercise of an option, the stock option holder does not have any rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents. The restricted stock units that were granted in 2020 will vest 25% of the shares on the first anniversary of the grant date and 25% on each anniversary of the grant date thereafter. Vesting of restricted stock units to employees ceases upon termination of employment. The compensation committee may approve different award types in the future as part of the overall compensation strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the compensation committee’s assessment of the total compensation package being offered.

In connection with the annual review of each executive officer’s compensation, in February 2019, our compensation committee approved annual equity incentive awards for our named executive officers serving at that time as set forth in the table below:

Named Executive Officer	Stock Options
Cedric Francois	281,000
Timothy Sullivan	95,000
Pascal Deschatelets	95,000
Lucia Celona(1)	—
Thomas Lackner(2)	—

(1)	Ms. Celona joined the company in July 2019 and was granted an option to purchase 150,000 shares of common stock upon hiring. Ms. Celona resigned as our chief people officer in March 2020.
(2)	Mr. Lackner joined the company in January 2019 and was granted an option to purchase 120,000 shares of common stock upon hiring.

The equity awards granted to our named executive officers during 2019, and the grant date fair value of those awards determined in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, are shown in the Summary Compensation Table and the 2019 Grants of Plan-Based Awards table below.

In 2020, after discussion with Radford, our compensation committee determined that it was appropriate for our 2020 equity compensation grants to include restricted stock units as well as options to purchase common stock, in light of the standard practices among our peer group and increased size of our employee base. The 2020 restricted stock unit awards will vest in four equal annual installments after the grant date. After evaluating the potential allocations between stock options and restricted stock units, the compensation committee determined that stock options should be the predominant award type in the 2020 equity compensation grants in order to incentivize long-term company performance. The named executive officers’ 2020 annual equity incentive awards were generally at or above the 50th percentile of the survey data and the data from the 2020 peer group. In February 2020, our compensation committee approved annual equity incentive awards for our named executive officers serving at that time as set forth in the table below:

Named Executive Officer	Stock Options	Restricted Stock Units
Cedric Francois	206,250	34,375
Timothy Sullivan	70,125	11,688
Pascal Deschatelets	56,250	9,375
Lucia Celona	31,275	5,213
Thomas Lackner	16,350	2,725

Separation Benefits Plan

On October 1, 2019, our board adopted an Executive Separation Benefits and Retention Plan, or the Separation Benefits Plan. The Separation Benefits Plan applies to the Company’s Chief Executive Officer, Chief Financial Officer, the Chief Operating Officer, the Chief Medical Officer, the Chief Innovation Officer, and certain other executive officers designated as such by the Board, collectively referred to as “C-level officers,” as well as certain other employees of the Company who hold a title of vice-president or higher, who, together with the C-Level Officers, are referred to as “covered employees.” All of our named executive officers are covered by the Separation Benefits Plan.

The Separation Benefits Plan provides for separation benefits for covered employees in the event of (i) a termination of employment by us other than for cause or (ii) a resignation for good reason upon a change in control upon or within 12 months following a change in control. Prior to the adoption of the Separation Benefits

Plan, most of our executive officers did not have a severance arrangement. The Separation Benefits Plan was adopted in consultation with Radford, which provided data on severance practices among our 2019 peer group, to more closely align our executives’ total compensation packages with market standards.

Not for Cause Termination Not Within Twelve Months of Change of Control

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a separation and release of claims agreement, if a Covered Employee’s employment is terminated by us other than for cause, which termination does not occur during the twelve month period after a change of control, we will be obligated to:

•

continue to pay the Covered Employee’s monthly base salary for a severance period of (i) 12 months, in the case of the CEO, (ii) nine months, in the case of the other C-level officers, or (iii) 26 weeks, in the case of other covered employees; and

•

provided that the covered employee is eligible for and elects to continue receiving medical insurance pursuant to COBRA, pay on such person’s behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees receiving the same type of coverage during the Severance Period; provided, however, that in the event the covered employee becomes eligible during the Severance Period for group health insurance coverage through another employer, our obligation to make monthly premium payments shall end when the new employment begins.

Not for Cause Termination or Good Reason Resignation Within Twelve Months of Change of Control

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a severance and release of claims agreement, if, during the twelve month period after a change of control, a covered employee’s employment is terminated by us other than for cause, or the covered employee resigns for good reason, we will be obligated to:

•

pay a lump sum equal to the covered employee’s monthly base salary for a severance period of (i) 18 months, in the case of the CEO, (ii) 12 months, in the case of the other C-level officers, or (iii) 26 weeks, in the case of other covered employees;

•

pay to C-level officers a lump sum equal to 150%, in the case of the CEO, or (ii) 100%, in the case of other C-level officers, of such C-level officers’ target bonus award for the year in which the termination of employment occurs, without regard to whether the performance goals applicable to such target bonus had been established or satisfied at the date of termination.

•

provided that the covered employee is eligible for and elects to continue receiving medical insurance pursuant to COBRA, pay on such covered employee’s behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees receiving the same type of coverage during the severance period; provided, however, that in the event the covered employee becomes eligible during the severance period for group health insurance coverage through another employer, our obligation to make monthly premium payments shall end when the new employment begins;

•	arrange and pay for reasonable outplacement services for the covered employee; and

•

accelerate the vesting of all equity awards, other than terms more favorable to the covered employee, effective as of the date of termination, held by such covered employee at the date of termination (other than equity awards that vest on the basis of performance and do not provide solely for time-based vesting), such that such equity awards shall become 100% vested.

Benefits and Other Compensation

Other compensation to our executive officers consists primarily of the broad-based benefits we provide to all full-time employees in the United States, including medical, dental and vision insurance, group life and disability insurance, an employee stock purchase plan and a 401(k) plan. Pursuant to our employee stock purchase plan, employees, including our named executive officers, would have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions if an offering were to be initiated by the board of directors. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under

Section 423 of the Internal Revenue Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our stockholders and better align their interests with those of our other stockholders. Pursuant to our 401(k) plan, employees, including our named executive officers, may elect to defer a portion of their current compensation up to the statutorily prescribed annual limit (which was $19,000 in 2019), with additional salary deferrals not to exceed $25,000 available to those employees 50 years of age or older, and to have the amount of this deferral contributed to our 401(k) plan. We make discretionary matching contributions and other employer contributions on behalf of eligible employees under our 401(k) plan. For the fiscal year ended December 31, 2019, we matched a portion of eligible employee contributions equal to 50% of the first 10% of eligible contributions pursuant to our 401(k) plan’s matching formula.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. Other than the payment of $46,824 to Dr. Deschatelets in relocation benefits, and $65,977 and $17,319 to Mr. Lackner for pension contributions and automobile allowance, respectively, none of our named executive officers received perquisites or other personal benefits with an aggregate value of $10,000 or more in 2019. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.

Certain executive officers, other than the named executive officers, may be entitled to certain severance and/or change in control protections pursuant to their employment agreements.

We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements for our employees.

Insider Trading Policy

Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our named executive officers, directors and specified other employees, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on the company’s securities; and purchases of financial instruments that are designed to hedge or offset any decrease in the market value of company securities. In addition, our insider trading policy prohibits our named executive officers, directors and specified other employees from purchasing our securities on margin, borrowing against company securities held in a margin account, or pledging our securities as collateral for a loan.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code, or the Code, disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the compensation committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the compensation committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws, and other factors beyond the compensation committee’s control also affect the deductibility of compensation. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible. The compensation committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense. From time to time, the compensation committee may approve compensation for our named executive officers that does not comply with an exemption from the deduction limit when it believes that such compensation is consistent with the goals of our executive compensation program and is in the best interests of the Company and our stockholders.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Internal Revenue Code

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

We follow FASB ASC 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our company and stockholders in order to attain our ultimate objective of increasing stockholder value. We have established, and our compensation committee endorses, these structures in order to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.    Based on this review and discussion, the compensation committee recommended to the company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF APELLIS PHARMACEUTICALS, INC.

Stephanie Monaghan O’Brien, Chair

Alec Machiels

April 22, 2020

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Cedric Francois, M.D., Ph.D. (4) President & Chief Executive Officer	2019	560,019	427,893	3,279,270	—	4,267,182
	2018	550,000	381,562	3,127,600	15,378	4,074,540
	2017	400,000	225,000	1,037,972	—	1,662,972

Timothy Sullivan Chief Financial Officer	2019	386,423	214,730	1,108,650	9,500	1,719,303
	2018	380,000	190,000	279,250	10,502	859,752
	2017	68,939	40,000	2,187,760	—	2,296,699

Pascal Deschatelets, Ph.D. Chief Operating Officer	2019	404,077	252,608	1,108,650	55,893	1,821,227
	2018	400,000	225,000	1,228,700	8,657	1,862,357
	2017	279,227	120,000	461,321	9,000	869,548

Lucia Celona (5)
Former Chief People Officer	2019	137,500	94,212	3,524,475	6,875	3,763,062

Thomas Lackner (6)
Senior Vice President, Head of Europe	2019	413,763	225,660	1,386,000	83,297	2,108,720

(1)	The amounts reported in the “Bonus” column represent discretionary annual cash bonuses awarded to our named executive officers. Ms. Celona received a sign-on bonus of $25,000 upon her hire in 2019.
(2)

The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of options awarded during the year, computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, using a Black-Scholes valuation model. For the assumptions made in determining these values, see Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. For purposes of these calculations, we have disregarded the possibility of forfeitures related to service-based vesting conditions.

(3)

The amounts reported in the “All Other Compensation” column represent (i) the amounts we contributed to our 401(k) plan in respect of our named executive officers and (ii) the amounts paid out in 2018 for unused paid-time off. In 2017, we made 401(k) plan contributions of $9,000 for Dr. Deschatelets. In 2018, we made 401(k) plan contributions of $5,043 for Mr. Sullivan and $4,623 for Dr. Deschatelets. Also, in 2018, we paid $15,378 to Dr. Francois, $5,459 to Mr. Sullivan, and $4,034 to Dr. Deschatelets for the unused balance of their paid-time off as of December 31, 2018. In 2019, we made 401(k) plan contributions of $9,500 for Mr. Sullivan, $9,069 for Dr. Deschatelets, and $6,875 for Ms. Celona. Also, in 2019, we paid $46,824 to Dr. Deschatelets in relocation benefits, and $65,977 and $17,319 to Mr. Lackner for pension contributions and automobile allowance, respectively. We did not provide payments to executive officers for unused paid time off in 2019.

(4)	Dr. Francois also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(5)

Ms. Celona joined us in July 2019. The salary information for 2019 reflects the amount earned by Ms. Celona for the portion of the year during which she served, based on her 2019 annual base salary of $325,000. Ms. Celona resigned as our chief people officer in March 2020.

(6)

Mr. Lackner joined us in January 2019. The salary information for 2019 reflects the amount earned by Mr. Lackner for the portion of the year during which he served, based on his 2019 annual base salary of 430,000 Swiss Francs. Amounts paid to Mr. Lackner in cash were paid in Swiss Francs, which has been converted to U.S. dollars for disclosure purposes using an average of noon buying rate in New York City for cable transfers as certified by the Federal Reserve Bank of New York for customs purposes for the year ended 2019. The exchange rate used is: $1.00 = 0.9677 CHF.

Grants of Plan Based Awards

The following table sets forth certain information regarding grants of plan-based awards made to our named executive officers during 2019.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2019

Name	Grant Date	All other Option Awards: Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/ share)(1)	Grant Date Fair Value of Option Awards ($)(2)
Cedric Francois, M.D., Ph.D.	2/08/19	281,000	(3)	$13.85	3,279,270
Timothy Sullivan	2/08/19	95,000	(3)	$13.85	1,108,650
Pascal Deschatelets, Ph.D.	2/08/19	95,000	(3)	$13.85	1,108,650
Lucia Celona	7/22/19	150,000	(3)	$29.16	3,524,475
Thomas Lackner	2/11/19	120,000	(3)	$13.72	1,386,000

(1)	The exercise price of these stock options is equal to the closing price of our common stock on the Nasdaq Global Select Market on the grant date.
(2)

Amounts represent the grant date fair value of the named executive officer’s stock options, calculated in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. For the assumptions made in determining these values, see Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. For purposes of these calculations, we have disregarded the possibility of forfeitures related to service-based vesting conditions.

(3)	Options subject to time-based vesting as described in the footnotes to the “Outstanding Equity Awards at 2019 Fiscal Year End” table below.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2019, which consisted entirely of stock options.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date
Cedric Francois, M.D., Ph.D.	—	281,000(1)	13.85	2/7/29
	128,333	151,667(2)	14.95	2/15/28
	246,141	175,799(3)	4.31	8/20/27
	353,625	—(4)	3.76	2/7/26
	478,200	—	2.67	12/4/23
	183,823	—	2.14	5/12/20

Timothy Sullivan	—	95,000(1)	13.85	2/7/29
	11,458	13,542(2)	14.95	2/15/28
	215,853	182,646(5)	10.03	10/17/27

Pascal Deschatelets, Ph.D.	—	95,000(1)	13.85	2/7/29
	50,416	59,584(2)	14.95	2/15/28
	109,395	78,134(3)	4.31	8/20/27
	217,999	9,495(4)	3.76	2/7/26
	398,499	—	2.67	12/4/23
	234,411	—	2.14	5/12/20

Lucia Celona	—	150,000(6)	29.16	7/21/29

Thomas Lackner	—	120,000(7)	13.72	2/10/29

(1)

Granted February 8, 2019. This option grant vested as to 25% of the shares underlying the option on February 8, 2020. The remaining 75% of the shares underlying the option will vest in equal monthly installments through February 8, 2023, subject to continued service. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our company.

(2)

Granted February 16, 2018. This option grant vested as to 25% of the shares underlying the option on February 16, 2019. The remaining 75% of the shares underlying the option will vest in equal monthly installments through February 16, 2022, subject to continued service. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our company.

(3)

Granted on August 21, 2017. This option grant vested as to 25% of the shares underlying the option on August 21, 2018. The remaining 75% of the shares underlying the option will vest in equal monthly installments through August 21, 2021, subject to continued service. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our company.

(4)

Granted on February 8, 2016. This option grant vested as to 25% of the shares underlying the option on February 8, 2017. The remaining 75% of the shares underlying the option will vest in equal monthly installments through February 8, 2020, subject to continued service. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our company.

(5)

Granted on October 18, 2017. This option grant vested as to 25% of the shares underlying the option on October 18, 2018. The remaining 75% of the shares underlying the option will vest in equal monthly installments through October 18, 2021, subject to continued service. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our company.

(6)

Granted July 22, 2019. This option grant was to vested as to 25% of the shares underlying the option on July 22, 2020. The remaining 75% of the shares underlying the option was to vest in equal monthly installments through July 22, 2023, subject to continued service. All shares subject to vesting under this option grant were to vest if the employee was terminated without cause or resigned for good reason twelve months after a change of control of our company. Ms. Celona resigned as our chief people officer in March 2020.

(7)

Granted February 11, 2019. This option grant vested as to 25% of the shares underlying the option on February 11, 2020. The remaining 75% of the shares underlying the option will vest in equal monthly installments through February 11, 2023, subject to continued service. All shares subject to vesting under this option grant will vest if the employee is terminated without cause or resigns for good reason twelve months after a change of control of our company.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises for each of our named executive officers during the fiscal year ended December 31, 2019:

Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Name
Cedric Francois, M.D., Ph.D.	322,505	7,315,311
Timothy Sullivan	—	—
Pascal Deschatelets, Ph.D.	—	—
Lucia Celona(2)	—	—
Thomas Lackner	—	—

(1)	The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.
(2)	Ms. Celona resigned as our chief people officer in March 2020.

Employment Agreements and Change in Control and Severance Arrangements

We entered into an offer letter with Mr. Sullivan, our chief financial officer, on October 9, 2017, an employment agreement with Mr. Lackner on January 28, 2019 and an employment agreement with Ms. Celona on July 1, 2019. These offer letters and employment agreements established their terms of employment with us, including their respective title, salary, bonus and eligibility for benefits. Otherwise, we are not party to offer letters or employment agreements with our other two named executive officers.

The separation benefits plan adopted by the Board in October 2019 provides for separation benefits for C-level officers, including our named executive officers, and other covered employees in the event of (i) a termination of employment by us other than for cause or (ii) a resignation for good reason upon a change in control upon or within 12 months following a change in control.    These provisions are summarized above. See “—Compensation Discussion and Analysis.”

Cash Severance upon Termination without Cause, Not Upon Change of Control

The following table sets forth information regarding the value of the benefits that our named executive officers would have received under the Separation Benefits Plan if they were terminated by us other than for cause on December 31, 2019.

Name	Not-for-Cause Separation ($)
Cedric Francois, M.D., Ph.D.	648,353	(1)
Timothy Sullivan	345,805	(2)
Pascal Deschatelets, Ph.D.	336,264	(2)
Lucia Celona	263,305	(2)
Thomas Lackner	227,731	(3)

(1)	Twelve (12) months of monthly Base Salary and COBRA coverage for twelve (12) months
(2)	Nine (9) months of monthly Base Salary and COBRA coverage for nine (9) months
(3)	Twenty-six (26) weeks of Base Salary.

Cash Severance Upon a Change of Control

The following table sets forth information regarding the value of the benefits that our named executive officers would have received under the Separation Benefits Plan if, on December 31, 2019, they were terminated by us other than for cause or resigned with good reason, and such separation occurred within 12 months following a change of control.

Name	Change of Control ($)	Qualifying Termination within 12 Months Following Change of Control ($)
Cedric Francois, M.D., Ph.D.	—	1,488,154	(1)
Timothy Sullivan	—	656,823	(2)
Pascal Deschatelets, Ph.D.	—	639,603	(2)
Lucia Celona	—	464,823	(2)
Thomas Lackner	—	227,731	(3)

(1)	Eighteen (18) months of monthly Base Salary, 150% of the target bonus award for the year in which the termination occurs, and COBRA coverage for eighteen (18) months
(2)	Twelve (12) months of monthly Base Salary, 100% of the target bonus award for the year in which the termination occurs, and COBRA coverage for Twelve (12) months
(3)	Twenty six (26) weeks of Base Salary.

Acceleration of Vesting Upon a Change of Control

The options held by Dr. Francois, Mr. Sullivan and Dr. Deschatelets that were granted prior to January 1, 2020 fully vest upon a change of control. Under the separation benefits plan adopted by the Board of Directors in October 2019, the options held by the other named executive officers vest with respect to all then unvested shares upon the occurrence of a termination of employment without cause or a resignation for good reason within twelve months following a change of control. The following table sets forth information regarding the value that would have been received by each of our named executive officers from an acceleration of vesting in connection with a change of control or, as applicable, a qualifying termination of employment following a change of control, assuming the acceleration event had occurred on December 31, 2019.

Name	Change of Control ($) (1)	Qualifying Termination within 12 Months Following Change of Control ($) (1)
Cedric Francois, M.D., Ph.D.	11,714,263	—
Timothy Sullivan	5,566,034	—
Pascal Deschatelets, Ph.D.	4,837,572	—
Lucia Celona	—	219,000
Thomas Lackner	—	2,028,000

(1)	Values calculated based on a per-share price of $30.62, the closing price of our common stock on December 31, 2019 on the Nasdaq Global Select Market.

Other Agreements

We have also entered into employee confidentiality, inventions, non-solicitation, and non-competition agreements with each of our named executive officers. Under the employee confidentiality, inventions, non-solicitation, and non-competition agreements, each named executive officer has agreed (1) not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, (2) not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer.

We identified our median employee based on our workforce as of December 31, 2019 and after excluding 11 non-U.S. employees (representing less than 5% of our total global workforce of 232 persons and consisting of 221 persons in the United States, eight persons in Switzerland, one person in Australia, one person in Germany and one person in Ireland). We determined the median employee from the remaining workforce of 220 persons (excluding our chief executive officer) based on the aggregate of base salary (plus overtime, as applicable and annualized in the case of full- and part-time employees who joined the company during 2019), cash bonus, and the grant date fair value of long-term incentive compensation awards. The annual total compensation of our median employee (other than the chief executive officer) for 2019 was $311,035. As disclosed in the Summary Compensation Table above, our chief executive officer’s annual total compensation for 2019 was $4,267,182. Based on the foregoing, our estimate of the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees was 13.7 to 1.

Median Employee
Base Salary ($)	167,471
Cash Bonus ($)	39,600
Long-term Incentive Awards ($)	95,694
All Other Compensation ($)(1)	8,270
Total ($)	311,035

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation

The following table sets forth information regarding the fees earned by our non-employee directors during 2019.

Name	Fees Earned ($)(1)	Option Awards ($)(2)	Total ($)
Gerald Chan, D.Sc.	76,750	183,535	260,285
A. Sinclair Dunlop	52,000	183,535	235,535
Alec Machiels	61,750	183,535	245,285
Stephanie Monaghan O’Brien	63,500	183,535	247,035

(1)	Amounts represent cash compensation for services rendered by each member of the board of directors.
(2)

The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of options awarded during the year, computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, using a Black-Scholes valuation model. For the assumptions made in determining these values, see Note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. For purposes of these calculations, we have disregarded the possibility of forfeitures related to service-based vesting conditions.

During 2019, we did not pay any compensation to Cedric Francois, our President and Chief Executive Officer, in connection with his service on our board of directors. Dr. Francois’ compensation is set forth and discussed under “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Compensation Discussion and Analysis.”

Director Compensation Program

Our director compensation program is intended to provide a total compensation package that will attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee and the chairman of the board of directors receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors, on such committee or in such position. The fees paid to non-employee directors in 2019 for their service on the board of directors and for their service on each committee of the board of directors were as follows:

	Member Annual Fee ($)	Chairman Additional Annual Fee ($)
Board of Directors	40,000	30,000
Audit Committee	8,000	8,000
Compensation Committee	6,000	6,000
Nominating and Corporate Governance Committee	4,000	4,000

In December 2019 the fee schedule for calendar year 2020 was amended by the board of directors as follows:

	Member Annual Fee ($)	Chairman Additional Annual Fee ($)
Board of Directors	40,000	33,750
Audit Committee	10,000	10,000
Compensation Committee	7,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

In addition, under our director compensation program, on January 1st of each year, each non-employee director that has served on our board of directors for at least six months receives an option to purchase shares of our common stock. Each of these options vest in four equal quarterly installments on April 1, July 1 and October 1 of the year in which the grant is made and on January 1 of the following year, unless otherwise provided at the time of grant, subject to the non-employee director’s continued service as a director. All options issued to our non-employee directors under our director compensation program become exercisable in full upon a change in control of our company, are granted at an exercise price per share equal to the fair market value of our common stock on the date of grant, and have a term of ten years. In January 2019, each non-employee director was granted an option to purchase 17,580 shares of common stock. In December 2019, the board of directors increased the number of shares underlying the annual grant to 27,600 shares.

Each non-employee director that is newly elected to our board of directors also receives an option to purchase shares of our common stock upon his or her initial election to the board of directors. Each of these options vest with respect to one-third of the award on each of the first, second and third anniversaries of the grant date, subject to the non- employee director’s continued service as a director. In December 2019, the Board of Directors set the number of shares underlying each such initial grant at 37,500 shares.

The following table sets forth the outstanding equity awards held by our non-employee directors as of December 31, 2019, which consisted entirely of stock options:

Name	Option Awards
Gerald Chan, D.Sc.	139,474
A. Sinclair Dunlop	139,474
Alec Machiels	327,003
Stephanie Monaghan O’Brien	139,474

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2019. As of December 31, 2019, we had three equity compensation plans, each of which was approved by our stockholders: our 2010 Plan, our 2017 Plan and our 2017 employee stock purchase plan, or the 2017 ESPP.

	As of December 31, 2019
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)(3)	9,691,076	$12.33	1,830,668
Equity compensation plans not approved by security holders(4)	1,163,362	23.47	—
Total	10,854,438	13.52	1,830,668

(1)	Consists of our 2010 Plan, 2017 Plan and 2017 ESPP.
(2)

As of December 31, 2019, 858,504 shares were available for issuance under our 2017 Plan, which became effective on November 8, 2017. The number of shares of our common stock reserved for issuance under the 2017 Plan increases (i) from time to time by the number of shares of our common stock subject to outstanding awards under our 2010 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, and (ii) annually on the first day of each fiscal year by an amount equal to the lowest of (a) 4,219,409 shares of our common stock, (b) 4.0% of the number of shares of our common stock outstanding on the first day of the fiscal year and (c) an amount determined by our board of directors. On January 1, 2020, an additional 2,557,520 shares of our common stock were reserved for issuance under the 2017 Plan, which shares are not reflected in the number of shares available for issuance under the 2017 Plan in the table above.

(3)

As of December 31, 2019, 972,164 shares were reserved for issuance under our 2017 ESPP, which became effective on November 8, 2017. The number of shares of our common stock reserved for issuance under the 2017 ESPP increases on the first day of each fiscal year by an amount equal to the lowest of (i) 937,646 shares of our common stock, (ii) 1.0% of the number of shares of our common stock outstanding on the first day of the fiscal year and (iii) an amount determined by our board of directors. No shares have been issued under the 2017 ESPP. Our compensation committee decided not to allocate additional shares to the 2017 ESPP in 2019.

(4)

Consists of shares of common stock issuable upon exercise of outstanding stock options granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for employees. The inducement grants were made as an inducement material to employees entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executive officers with those of our stockholders.

The “Executive Compensation” section of this proxy statement beginning on page 20, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the compensation committee with respect to the year ended December 31, 2019. The key elements of our executive compensation program include the following:

Base salary:

•	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.

Annual cash incentive program:

•	To promote and reward the achievement of key short-term strategic and business goals of the company as well as individual performance; to motivate and attract executives.

•	Variable component of pay based on annual quantitative and qualitative company and individual goals.

Equity incentive compensation:

•	To encourage executives and other employees to focus on long-term company performance; to promote retention; to reward outstanding company and individual performance.

•

Typically subject to multi-year vesting based on continued service and are primarily in the form of stock options, the value of which depends on the performance of our common stock price, in order to align employee interests with those of our stockholders over the longer-term.

As we describe in the Compensation Discussion and Analysis, we have designed our executive compensation program to embody a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executive officers with our stockholders. We believe this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of our company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for our company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal No. 3.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2019 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Participation in March 2019 Public Offering of Common Stock

On March 11, 2019, the Company issued and sold 6,900,000 shares of its common stock at a price per share of $17.00 in a follow-on public offering, which we refer to the as the March 2019 offering. The Company received net proceeds of $109.8 million after deducting underwriting discounts and commissions of $7.0 million and offering costs of $0.5 million. In this offering, Morningside Venture Investments, Ltd. and Hillhouse WHP Holdings Limited, which were beneficial owners of more than 5% of our voting securities prior to the March 2019 offering, purchased 441,176 shares and 350,000 shares, respectively, for approximately $7.5 million and $5.95 million, respectively, through the underwriters at the public offering price. Wellington Management Company, which was not a beneficial owner of more than 5% of our voting securities prior to the March 2019 offering, purchased 3,250,000 shares of our common stock for approximately $55.25 million, through the underwriters at the public offering price, which purchase resulted in Wellington Management Company becoming a beneficial owner of more than 5% of our voting securities following the March 2019 offering.

Participation in September 2019 Offering of Convertible Notes

On September 16, 2019, we issued and sold $220.0 million aggregate principal amount of 3.5% convertible senior notes due 2026, or Convertible Notes, in a private offering. The net proceeds from the sale of the notes were approximately $212.9 million after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Convertible Notes are convertible into shares of our common stock at an initial conversion rate of 25.3405 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $39.46 per share of common stock). The conversion rate is subject to customary anti-dilution and other adjustments. Wellington Management Company, which was a beneficial owner of more than 5% of our voting securities prior to the Convertible Notes offering, purchased $20.9 million in aggregate principal amount of the Convertible Notes, through the initial purchasers at the offering price paid by investors who purchased notes from the initial purchasers.

Participation in January 2020 Public Offering of Common Stock

On January 13, 2020, we issued and sold 10,925,000 shares of our common stock at a price per share to the public of $37.00 in a follow-on public offering, which we refer to the as the January 2020 offering. We received total net proceeds of $381.4 million from the sale of shares in the offering after deducting underwriting discounts and commissions of $22.2 million and estimated offering costs of approximately $0.6 million. In this offering, Wellington Management Company, Morningside Venture Investments, Ltd. and Hillhouse WHP Holdings Limited, which were beneficial owners of more than 5% of our voting securities prior to the January 2020 offering, purchased 4,100,000 shares, 540,540 shares and 350,000 shares, respectively, for approximately $151.7 million, $20.0 million and $12.95 million, respectively, through the underwriters at the public offering price.

Revon

Effective as of May 1, 2018, we entered into a subscription license agreement and a services agreement with Revon. Under the subscription license agreement, Revon granted us an exclusive license to use the Revon software platform and applications for any purpose with respect to our programs in age-related macular degeneration, hemolytic diseases and complement-dependent nephropathies for an annual license fee of $175,000 and an option to obtain a perpetual, exclusive license thereafter for $350,000. Under the services agreement, Revon provided development services with respect to the Revon software to us for $250,000 during the first year. Prior to the acquisition of Revon by an unrelated third party in July 2019, we paid the remainder of the annual license fee due for the second year, exercised the option for the perpetual license and discontinued the services agreement. For the year ended December 31, 2019, we paid Revon a total of $691,667.

Each of Cedric Francois, our chief executive officer, Pascal Deschatelets, our chief operating officer, and Alec Machiels, a member of the board of directors, was an affiliate of Revon. The Board approved the Revon agreements after review by a subcommittee of the disinterested members of the Board and determination by the full Board that the terms of the Revon agreements were fair, reasonable and in our best interests. The exercise of the option for the perpetual license was approved in accordance with our related party transaction policy.

Investors’ Rights Agreement

We are a party to an investors’ rights agreement, dated as of August 7, 2017, with certain stockholders, who purchased our preferred stock prior to our initial public offering, including some of our directors and 5% stockholders and their affiliates and entities affiliated with our officers and directors. The investors’ rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification of Officers and Directors

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our current and former directors that may be broader in scope than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. In the case of those of our directors who are affiliated with certain of our 5% stockholders or their affiliates, the indemnification agreements also provide for indemnification of the applicable 5% stockholder or affiliate.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

PRINCIPAL STOCKHOLDERS

Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2020 by:

•	each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The column entitled “Percentage Beneficially Owned” is based on a total of 75,421,612 shares of our common stock outstanding as of March 31, 2020.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after March 31, 2020 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Apellis Pharmaceuticals, Inc., 100 Fifth Avenue, Waltham, Massachusetts 02451.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Morningside Venture Investments, Ltd. (1)	12,556,342	16.6%
Wellington Management Company (2)	10,282,630	13.6%
BlackRock, Inc. (3)	4,757,505	6.3%
Hillhouse Funds (4)	4,678,289	6.2%
Directors and Named Executive Officers:
Cedric Francois, M.D., Ph.D. (5)	2,685,335	3.5%
Gerald Chan (6)	146,374	*
A. Sinclair Dunlop (7)	691,783	*
Paul Fonteyne	-	*
Alec Machiels (8)	1,232,308	1.6%
Stephanie Monaghan O’Brien (9)	146,374	*
Pascal Deschatelets, Ph.D. (10)	1,693,506	2.2%
Timothy Sullivan (11)	312,811	*
Lucia Celona (12)	-	*
Thomas Lackner (13)	42,500	*
All Executive Officers and Directors as a Group (15 persons) (14)	7,529,737	9.5%

*Represents beneficial ownership of less than 1% of our outstanding stock.

(1)

Frances Richard, Jill Marie Franklin, Peter Stuart Allenby Edwards and Raymond Long Sing Tang, the directors of Morningside Venture Investments, Ltd. (“MVIL”), share voting and dispositive control over the shares held by MVIL. The address for MVIL is 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco.

(2)

Consists of 10,282,630 shares of common stock owned of record by clients (“Wellington Clients”) of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global

Holdings, Ltd., certain investment advisors for the Wellington Clients, including Wellington Management Company. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. In such capacities, Wellington Investment Advisors Holdings LLP, Wellington Group Holdings LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership of the 10,282,630 shares held of record by the Wellington Clients. Wellington Investment Advisors Holdings LLP, Wellington Group Holdings LLP and Wellington Management Group LLP each hold shared voting power over 9,291,855 shares of common stock and shared dispositive power over 10,282,630 shares of common stock. Wellington Management Company LLP holds shared voting power over 8,967,223 shares of common stock and shared dispositive power over 9,499,030 shares of common stock. The information reported is based solely on a Schedule 13G/A filed on February 10, 2020. The address of Wellington Management Company LLP, Wellington Management Group LLP, Wellington Investment Advisors Holdings LLP and Wellington Group Holdings LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(3)

BlackRock Inc. holds sole dispositive power over 4,757,505 shares of common stock and holds sole voting power over 4,630,793 shares of common stock. The information reported is based solely on a Schedule 13G filed on February 5, 2020. BlackRock Inc.’s principal business address is 55 East 52nd Street, New York, NY 10055.

(4)

Consists of shares of common stock held by Gaoling Fund, L.P. (“Gaoling”), YHG Investment, L.P. (“YHG”) and Hillhouse WHP Holdings Limited (“WHP”). Hillhouse Capital Advisors, Ltd. (“Hillhouse Advisors”) acts as the sole management company of Gaoling and the sole general partner of YHG and holds shared dispositive power and shared voting power with respect to 4,678,289 of the shares. Hillhouse Capital Management, Ltd. (“Hillhouse Capital”), an affiliate of Hillhouse Advisors, acts as the sole management company of WHP and holds shared dispositive power and shared voting power with respect to 4,678,289 of the shares. The information reported is based solely on a Schedule 13G/A filed on February 14, 2020. The principal business address of Hillhouse Advisors and Hillhouse Capital (together, the “Hillhouse Funds”) is Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

(5)

Consists of (i) 1,083,704 shares of common stock held by Dr. Francois, (ii) 234,411 shares of common stock held by The Francois-DuBois Educational Trust, as to which Mr. Machiels holds a voting proxy and for which Fiduciary Trust Company of New England serves as trustee, and (iii) 1,367,220 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(6)	Consists of 146,374 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(7)

Consists of (i) 545,409 shares of common stock held by affiliated entities and (ii) 146,374 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(8)

Consists of (i) 669,544 shares of common stock, (ii) 1,950 shares of common stock held by affiliates, (iii) 234,411 shares of common stock held by The Francois-DuBois Educational Trust, as to which Mr. Machiels holds a voting proxy and (iv) 326,403 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(9)	Consists of 146,374 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(10)	Consists of (i) 847,025 shares of common stock and (ii) 846,481 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(11)	Consists of (i) 11,699 shares of common stock and (ii) 301,113 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(12)	Ms. Celona had no exercisable options at the time of her departure in March 2020.
(13)	Consists of (i) 5,000 shares of common stock and (ii) 37,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.
(14)	Consists of (i) 3,470,680 shares of common stock and (ii) 4,059,057 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2019 by Section 16(a) of the Exchange Act, except with respect to (i) a Form 4 filed on January 21, 2020 to report shares of common stock purchased by Morningside Venture Investments Limited on January 13, 2020 and (ii) the Form 3 of Alec Machiels filed on November 8, 2017 for which an amendment was filed on February 5, 2020 to correct the number of shares that Mr. Machiels indirectly beneficially owned at the time of filing the original Form 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2019 and discussed them with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2019.

The audit committee has also received from, and discussed with, Deloitte & Touche LLP various communications that Deloitte & Touche LLP is required to provide to the audit committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

In addition, Deloitte & Touche LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

By the audit committee of the board of directors of Apellis Pharmaceuticals, Inc.

Alec Machiels, Chair

A. Sinclair Dunlop

Stephanie Monaghan O’Brien

April 22, 2020

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if requested, the 2019 Annual Report and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Apellis Pharmaceuticals, Inc., 100 Fifth Avenue, Waltham, Massachusetts 02451, Attention: General Counsel, telephone: (617) 977-5700. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR OUR 2021 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2020 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 23, 2020. However, if the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Apellis Pharmaceuticals, Inc., 100 Fifth Avenue, Waltham, Massachusetts 02451, Attention: General Counsel.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2021 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 1, 2021 and no later than March 3, 2021.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ Cedric Francois
Cedric Francois
President and Chief Executive Officer

ANNUAL MEETING OF APELLIS PHARMACEUTICALS, INC.

Date:	June 1, 2020
Time:	10:00 A.M. (Eastern Time)
Place:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/APLS for more details

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in Proposal 1; and FOR Proposals 2 and 3.

1.	To elect two Class III directors to hold office until the 2023 annual meeting of stockholders.
Nominees:
(1) Gerald Chan

(2) Cedric Francois

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

		For	Against	Abstain
3.	To approve an advisory vote on executive compensation.	☐	☐	☐

TO ATTEND the Annual Meeting of Apellis Pharmaceuticals, Inc., please visit www.proxydocs.com/APLS for virtual meeting registration details.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Apellis Pharmaceuticals, Inc.

to be held on June 1, 2020

for Holders as of April 13, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/APLS	866-362-4346

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Cedric Francois, Timothy Sullivan and David Watson, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Apellis Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

PROXY TABULATOR FOR APELLIS PHARMACEUTICALS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

  Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy for Annual Meeting of Stockholders to be held on Monday June 1, 2020

This proxy is being solicited on behalf of the Board of Directors

Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope.

The Stockholder signing on the reverse side (the “undersigned”), having received the Annual Report and Proxy Statement, hereby appoint(s) Cedric Francois, Timothy Sullivan and David Watson and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Apellis Pharmaceuticals, Inc. (the “Company”) to be held on Monday June 1, 2020, and all adjournments and postponements thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally in attendance, in regard to all matters that may properly come before the Meeting.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director in Proposal 1 and FOR Proposals 2 and 3.